Exhibit 10.21

Commercial Lease

THIS LEASE, is made and entered into this 1st day of December, 2014, by and between PurRecycling Corporation d.b.a. Terra Firma Recycling/Fund referred to herein as “Landlord”, and GrowGeneration (Pueblo) Corporation residing at 503 North Main Street #740 Pueblo, CO 81003 referred to herein as “Tenant”;

1.          Premises. In consideration of the payment of the rent hereinafter provided for and the keeping and performance of the covenants and agreements of the Tenant hereinafter set forth, the Landlord hereby leases unto the Tenant those premises located in Block 4 Collier’s Subdivision approximately 13 Lots of Las Animas, State of Colorado, as generally shown on the site plan attached hereto as Exhibit A and by this reference made part hereof (the “Premises”).

2.         Term. Tenant may lease the Premises with all the appurtenances for a term of 37 months, commencing on December 1st, 2014 , and terminating on December 31st, 2017, unless the lease shall be sooner terminated as hereinafter provided. This lease may be extended to Tenant for an additional three years starting on January 1st, 2018. Any extension or part thereof will be subject to re-evaluation by Landlord.

3.         Rent. Tenant shall pay to Landlord, as rent for the full term hereafter for the Premises, the sum of ($36,000.00). The monthly rental amount of $1000.00 will be due and payable by January 1st, 2015 and by the 1st day of each calendar month thereafter. Rent shall be payable in advance and without notice at the office of the Landlord at 2400 Nevada Avenue, Trinidad Colorado 81082 (a.k.a. The Water Station) or at such other place as Landlord from time to time designates in writing. Notwithstanding the foregoing, the first installment of rent payable hereunder shall be payable by Tenant concurrently with execution of this Lease.

4.         Utility Charges. It is agreed that in addition to any other sums to be paid by Tenant, all assessments for water and septic rents that may be levied against the leased Premises during the continuance of the Lease shall be paid by the Tenant, and that all charges for heating, electrical, lighting, and telephone services or any other services contracted by Tenant to the Premises shall be paid by the Tenant as the same become due and payable.

5.         Injury or Damage. Landlord shall not be responsible to the Tenant for loss of property in or from the Premises, or for any damage done to furniture, fixtures or effects therein, however occurring, nor shall the Landlord be liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs, alterations, or accident occurring in or to the Premises or adjacent premises, or other parts of the above Premises than herein demised, or by reason of the negligence or default of the owners or occupants thereof, or any other person, nor liable for any injury or damage occasioned by defective electrical wiring, loss of power, or the breakage or stoppage of the plumbing or sewerage upon the premises or upon adjacent premises, whether such breakage or stoppage results from freezing or otherwise.

6.         Inspection. Landlord or its agents shall have the right at any time to enter the Premises by giving reasonable notice of such to the Tenant to examine the same, or to make such repairs as it may deem necessary or proper for the safety, improvement, or preservation thereof. The Landlord shall at all times have the right, at its election, to make such alterations of, changes in, or additions to any adjoining buildings, if any, not leased to the Tenant, as may appear desirable to the Landlord, and to demolish and/or dispose of the adjoining premises as it shall elect, at Landlord’s sole expense.

7.         Alterations. The Tenant shall not make any alterations in the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

8.         Fixtures. Any alterations made in the building located on the Premises (the “Building”) by the Tenant and any equipment or fixtures built into the Premises by the Tenant shall upon the termination of this Lease become the sole property of the Landlord.

9.         Use. It is understood and agreed that the only business to be conducted from the Premises shall be Sales of Garden and Grow Supplies and Hydroponics. Tenant shall not use the Premises for any other purposes without the prior written consent of Landlord. Tenant also agrees not to conduct or to permit to be conducted upon the Premises any business or any act which is contrary to or in violation of the laws of the United States of America or of the State of Colorado County of Las Animas or of any ordinances, regulations, or orders of the City of Trinidad or other public authority affecting the Premises.

10.        Maintenance and Repair.

(a)        Tenant’s Obligation to Maintain and Repair. Tenant covenants to maintain, repair, replace and keep all exterior signage, lighting fixtures as well as the interior of the Building, and all improvements, fixtures and personal property therein, including, but not limited to, all bay doors, all restrooms, and all plumbing, electrical, and mechanical systems and fixtures, in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction; to pay all costs and expenses in connection therewith, including but not limited to the costs of maintaining the Premises in compliance with the Americans with Disabilities Act of 1990, to the extent it applies to Tenants occupying the Premises. All maintenance and repairs by Tenant shall be done promptly, in a good and workmanlike fashion, and without diminishing the original quality of the Premises.

(b)        Landlord’s Obligation to Maintain and Repair. So long as Tenant is not in default under the terms of this Lease, Landlord covenants and agrees to maintain, repair, replace and keep the exterior walls and roof of the Building (excluding glass, signage, bay doors, and lighting), and the driveways and sidewalks located on the Premises, in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances. orders, rules and regulations of governmental authorities having jurisdiction; to pay all costs and expenses in connection therewith.

(c)        No Abatement for Repairs. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord, by reason or inconvenience, annoyance or injury to, or interruption of business, arising from Landlord, Tenant or others making any repairs, restorations, replacements, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

(d)        Electricians. Landlord will direct licensed electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the written consent of the Landlord. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the approval of Landlord

(e)        Landlord’s Consent Required. Tenant shall not sell, assign, mortgage, pledge, hypothecate, encumber, or otherwise transfer this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or suffer or permit the Premises or any part thereof to be occupied by any third person (the agents, employees, invites, and customers of Tenant excepted), without the prior written consent of Landlord in each instance and any attempt to do so without such consent shall be voidable and, at Landlord’s election, shall constitute a non-curable default under this Lease. Subject to the terms and conditions of this lease.

11.       Landlord’s Services. So long as Tenant is not in default under the terms of this Lease, Landlord shall furnish the following services:

(a)       Subject to Section 4 above, electricity, telephone and water connections to the Premises.

(b)       Sweeping of any driveway (including snow and ice removal) located on the Premises during those times that similar services are provided to the The Water Station property which is owned by Landlord, and which is adjacent to the Premises on the east (“Landlord’s Adjacent Property”).

(c)        Forklift/Skidsteer services shall be provided by Landlord to Tenant for a fee of $150.00/month, which is included in the monthly rent amount of $1000.00 for the purpose of unloading and loading material on an as needed basis at the leased and described property herein. Such services will be limited to no more than 15 hours per month. Tenant agrees not to hold Landlord liable for any damage or injury that may occur to any person or property while providing such service.

12.        Other Covenants of Tenant.

(a)        Compliance with Insurance Requirements. Tenant covenants and agrees that nothing shall be done or kept on the Premises which might impair or increase the cost of insurance maintained with respect to the Premises, which might increase the insured risks, or which might result in cancellation of any such insurance.

(b)        No Waste or Impairment of Value. Tenant covenants and agrees that nothing shall be done or kept on the Premises which might impair the value of the Premises or which would constitute waste

(c)        No Nuisance Noxious or Offensive Activity. Tenant covenants and agrees that no noxious or offensive activity shall be carried on upon the Premises nor shall anything be done or kept on the Premises which may be or may become a public or private nuisance or which may cause embarrassment, disturbance, or annoyance to others on adjacent or nearby property.

(d)        No Unsightliness. Tenant covenants and agrees that no unsightliness detected by Landlord shall be permitted on the Premises which is visible from any adjacent or nearby property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Premises: no refuse, scrap, debris, garbage, trash, bulk materials, used automobile parts, or waste shall be kept, stored or allowed to accumulate on or in the Premises. No storage of abandoned vehicles shall be permitted on the Premises: and no vehicles shall remain parked on the Premises longer than that period of time which is reasonably required to service or repair said vehicles, and in no event longer than seventy-two (72) hours.

(e)        Environmental Compliance and Indemnity. Tenant covenants and agrees to conduct its business and operations on and from the Premises in accordance with all federal, state and local environmental laws, regulations, executive orders, ordinances and directives including, but not limited to, the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substances Control Act, and state law counterparts, and any amendments thereto, including, without limitation, the Colorado Hazardous Waste Management Act, C.R.S. § 25-15-101 et seq, and not to cause, suffer or permit any damage or impairment to the health, safety or comfort of any person or to the environment at or on the Premises and surrounding property, including, but not limited to, damage or threatened damage to the soil, surface or ground water resources at the Premises and surrounding property or any condition constituting a nuisance or causing a violation of or resulting in liability under any state, federal or local law, regulation or ordinance. The foregoing obligations of Tenant shall hereinafter collectively be referred to as the “Environmental Obligations.” In the event of any violation of, or failure to comply with, any of the Environmental Obligations, Tenant agrees. at its sole cost and expense, promptly to remedy and correct such violation or failure, including all required or appropriate clean up, clean up- related activities and all other appropriate remedial action. Tenant covenants and agrees to protect, indemnify and save Landlord harmless from and against any and all liability, obligations, claims, including administrative claims and claims for injunctive relief, loss, cost, damage, expense or liability. including without limitation, any liability arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, plus reasonable attorney fees, incurred by or asserted against Landlord resulting from any failure to comply with the provisions of this Sectionl2(e). Landlord shall have the right to defend itself in any action, suit or proceeding commenced against Landlord as a result of Tenants violation of or failure to comply with the provision of this Section 12(e), with attorneys and, as necessary, technical consultants chosen by Landlord, and Tenant agrees to pay to Landlord all reasonable attorney fees, consultant fees, and other costs in connection therewith incurred by Landlord. The provisions of this Section 12(e) shall survive the expiration or termination of this Lease.

(f)        Restrictions on Signs. Tenant covenants and agrees that signs and advertising devices of any nature shall be erected and maintained by or on behalf of Tenant on the Premises such shall be (i) in compliance with all zoning or other applicable regulations of any governmental body or authority having jurisdiction thereof, and (ii) approved in writing by Landlord and (iii) paid for by Tenant

(g)        Taxes.

(i)        Tenant’s Taxes. During the term of this Lease, Tenant shall pay in full, as and when the same become due and payable, all personal property taxes levied on or with respect to Tenant’s personal property located in or used in connection with the Premises, and all sales, use, and other taxes levied on or in connection with the operation of Tenant’s business in the Premises.

(ii)        Real Property Taxes. Real property taxes and assessments are payable with respect to the Premises for each lease year during the term of this Lease shall be paid as follows:

(A)	Additional Taxes levied against leased property because of business by the Tenant shall be paid to Landlord

(B)	Property Taxes that are not additional taxes levied against leased property because of Business by the Tenant shall be paid by the Landlord

Tenant shall pay its portion of such taxes and assessments to Landlord due immediately upon receipt.

13.       Condition of the Premises. The taking of possession of the Premises by the Tenant shall be conclusive evidence as against the Tenant that the Premises were in satisfactory condition when possession of the same was taken. Tenant shall be permitted to make a final walk-through inspection of the Premises prior to its taking possession thereof.

14.       Common Areas. Subject to the terms of this Lease, Tenant, and its employees. agents, guests and invitees, shall have a non-exclusive right of ingress and egress to and from the Premises over and across that portion of the Landlord’s Adjacent Property generally identified on Exhibit A as the “Common Areas.”

15.       Parking. During the term of this Lease, Landlord shall provide to Tenant that number of parking spaces which are required to be provided with respect to the Premises pursuant to the applicable zoning regulations of the County of Las Animas, Colorado, Such parking spaces shall be for the non-exclusive use of Tenant and its employees, agents, guests and invitees and shall be located within that portion of the Common Areas identified on Exhibit A as “Common Area Parking.” Landlord shall have the right at any time to change the arrangement or location of, or to regulate the use of, the Common Area Parking areas without incurring any liability to Tenant.

16.       Condemnation. If the whole or a substantial part of the Premises leased by Tenant shall be taken for any public or quasi-public use, under any statute or right of eminent domain or purchase by the governmental authority in lieu of or under threat of any such taking, then, when possession shall be taken of the Premises, or any part thereof, the term herein demised and all rights of the Tenant hereunder shall immediately cease and terminate, and the rent shall be adjusted as of the time of such termination.

17.       Insolvency. It is further agreed between the parties hereto that if the Tenant shall be declared insolvent or bankrupt, or if any assignment of the Tenant’s property shall be made for the benefit of creditors or otherwise, or if the Tenant’s leasehold interest herein shall be levied upon under execution, or seized by virtue of any writ of any court of law, or a Trustee in Bankruptcy or a receiver be appointed for the property of the Tenant, whether under the operation of the state or the federal statutes, then and in any such case, the Landlord may at its option immediately, with or without notice (notice being expressly waived). terminate this Lease and immediately retake possession of the Premises without the same working any forfeiture of the obligations of the Tenant hereunder. Tenant will not allow leased property to be encumbered by its actions.

18.       Tenant’s Default. The Tenant will observe and perform in all things the conditions and agreements herein set forth to be observed and performed by the Tenant, and if default be made by the Tenant in payment of said rent, or in any installment or part thereof, or if default in performance of other conditions and agreements be made by the Tenant, and such non-monetary default shall continue for a period of ten days after written notice of such default be given by the Landlord to the Tenant, then in either case, in addition to any other remedy Landlord may have against Tenant, it shall be lawful for the Landlord to terminate Tenant’s right to possession under this Lease, and to re-enter and repossess the Premises, and to remove there from any personal property belonging to the Tenant, without prejudice to any claim for rent or for the breach of covenants hereof.

19.       Default by landlord. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying such failure; provided, however, that if the nature of Landlord’s default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if it commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion. Landlord for a default by Landlord of this Lease, the judgment shall be satisfied only out of the interest of Landlord in the Building and neither Landlord nor any of its partners, officers, employees, or agents shall be personally liable for any such default or for any deficiency.

20.       Abandonment and/or Default. If the Tenant shall abandon or vacate the Premises before the end of the term of this Lease or shall suffer the rent to be in arrears, or if Tenant is otherwise in default under this Lease, the Landlord may, at its option and without notice. enter the Premises, remove any sign of the Tenant therefrom and re-let the same or any part thereof as it may see fit without retaking, voiding, or terminating this Lease. and for the purpose of such re-letting, the Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as may be necessary or desirable, in the opinion of the Landlord, for the purpose of such re-letting, and, if a sum shall not be realized from such re-letting to equal the monthly rental above stipulated to be paid by the Tenant, the Tenant will pay such deficiency each month upon demand therefor. Landlord shall not be required to re-let the subject Premises in order for Tenant to be liable for continuing obligations under the Lease, in the event that the Tenant violates any of the terms and conditions hereof.

21.       Lien. The Landlord shall have at all times a valid lien for all rentals due hereunder from the Tenant upon all of the personal property of the Tenant situate in the Premises, and said property shall not be removed therefrom without the consent of the Landlord until all arrearages in rent shall have first been paid and discharged.

22.       Remedies Cumulative. No reference to, nor exercise of any specific right or remedy by Landlord shall prejudice or preclude Landlord from exercising or invoking any other remedy in respect thereof, whether allowed by law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but Landlord may from time to time exercise any one or more of such remedies independently or in combination.

23.       Condition of Premises at End of Term. The Tenant agrees to deliver up and surrender to the Landlord possession of the Premises at the expiration or termination of this Lease, by lapse of time or otherwise, in as good repair as the Tenant obtained the same at the commencement of said term, excepting only ordinary wear and tear.

24.       Holding Over. It is mutually agreed that if, after the expiration of this Lease, the Tenant shall remain in possession of the Premises, without a written agreement as to such holding; then such holding over shall be deemed and taken to be a holding upon a tenancy from month to month at a monthly rental equal to the monthly rental last payable hereunder plus 100%, payable in advance on the 1st day of each calendar month. Any month-to- month tenancy or tenancy at sufferance hereunder shall be subject to all other terms and conditions of this Lease and nothing contained in this Section 24 shall be construed to alter or impair any of Landlord’s rights of re-entry or eviction or constitute a waiver thereof. After six months. if no written consent exists, Tenant agrees to vacate.

25.       No Waiver. No waiver of any breach of any one or more of the conditions or covenants of the Lease by the Landlord shall be deemed to imply or constitute a waiver of any succeeding or other breach hereunder. The failure of the Landlord to insist upon the strict performance of the terms, covenants, agreements, and conditions herein contained, or any of them, shall not constitute or be construed as a waiver or relinquishment of the Landlord’s right to thereafter enforce any such term, covenant, agreement, or condition, but the same shall continue in full force and effect. The Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreement, or warranties, except such as are expressed herein.

26.       Insurance.

During the term of this Lease, Tenant shall:

(a)        Be responsible for obtaining fire insurance in an amount mutually agreed upon between Landlord and Tenant sufficient to fully cover Tenant’s and Landlord’s improvements, fixtures and property on the Premises.

(b)        Liability Insurance. Tenant shall at all times during the Term at its own cost and expense obtain and continue in force workers’ compensation insurance and bodily injury liability and property damage liability insurance adequate to protect Landlord against liability for injury to or death of any person in connection with the activities of Tenant in, on or about the Premises or with the use, operation, or condition of the Premises. Such insurance at all times shall be in an amount of not less than Two Million Dollars ($2,000,000) for injuries to persons in one accident, not less than One Million Dollars (S1,000,000) for injury to any one person and not less than Five Hundred Thousand Dollars ($500,000) with respect to damage to property. The limits of such insurance shall not, however, limit the liability of Tenant hereunder. All public liability and property damage policies shall contain a provision that Landlord is named as and additional insured on the policy.

Policies for such insurance shall be in a form and with an insurer reasonably acceptable to Landlord, shall require at least 15 days written notice to Landlord of termination or material alteration during the term of this Lease, and shall waive any right of subrogation against Landlord and all individuals and entities for whom Landlord is responsible in law. Tenant shall deliver to Landlord, on the commencement date of the term of this Lease and on each anniversary thereof, certified copies or other evidence of such policies. or other evidence satisfactory to Landlord that all premiums thereof have been paid and that the policies are in full force and effect.

27.       Successors. The covenants and agreements contained in the within Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors, and assigns, except as expressly otherwise hereinbefore provided.

28.        General Provisions:

(a)        Attorney Fees. In the event of a default by either party under the terms of this Lease, then the non-defaulting party shall be entitled to reimbursement of all reasonable costs incurred in efforts to enforce the terms of this Lease and/or collect monies owed under the Lease, including but not limited to the non-defaulting party’s reasonable attorney fees. Both Landlord and Tenant agree that venue shall rest in Las Animas County, State of Colorado.

(b)        Late Charges. In the event Tenant fails to timely pay any installment of monies as required under this Lease, then and in such event Landlord shall be entitled to collect a late fee of five percent (5%) of any such installment not paid within five days of the due date.

(c)        Brokerage Fees. Landlord shall have no liability for any brokerage or finder’s fees as a result of entering into this Lease.

(d)        Deposit. A damage deposit of $1000.00 is payable to Landlord by Tenant upon execution of this lease to be held without accruing interest, at Landlord’s option in a separate account or commingled with other funds. If Tenant fails to comply with the provisions hereof, such deposit shall be retained by Landlord in payment for its expenses or damages, but such retention shall not limit or preclude Landlord’s right of action for damages or other remedies for breach of the provisions of this Lease.

(e)        Guarantee. GrowGeneration (Pueblo) Corporation will guarantee the performance of Tenant’s covenants and adhere to this lease.

(f)        Time of the Essence. The parties hereto agree that time is of the essence of this Lease.

29.       Landlord’s Assignment. Landlord may. without notice. assign this Lease in whole or in part. Any such assignment shall operate to release Landlord from liability from and after the effective date thereof upon all of the covenants, terms and conditions of this lease, express or implied, and Tenant shall thereafter look solely to Landlord’s successor in interest in and to this Lease. This Lease shall not be affected by any such assignment.

30.       Estoppel. Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior notice from Landlord, execute, acknowledge and deliver a written statement ratifying this Lease and certifying any information concerning Tenant’s lease and occupancy of the Premises reasonably required by Landlord.

31.      Payment of Rent. In General all amounts payable by Tenant to Landlord under this Lease shall be deemed to be rent and shall be payable and recoverable as rent in the manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of rent.

32.      Representation. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that Tenant is qualified to do business in Colorado and that such individual is duly authorized to execute and deliver this Lease on behalf of Tenant and shall deliver appropriate certification to that effect if requested.

33.      Feasibility of Location. Tenant acknowledges that tenant has made its own independent investigation and evaluation of the feasibility of the location of the premises and the building for the operation of tenant’s business. tenant further acknowledges that, in executing this lease, tenant is not in any way relying upon any statements or representations by landlord, or by landlord’s agents, representatives, or employees, concerning possible volume of business, traffic in the building, future expansion or changes in the configuration of the building or the building’s common areas, future tenants in the building, or any other matters or commitments relating to the premises or the building which are not specifically described in this lease.

34.      Execution by Landlord. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord’s broker shall alter, change or modify any of the provisions hereof.

35.      Entire Agreement. This Lease, together with its exhibits (all of which are incorporated herein by this reference), contains all of the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD- Terra Firma Recycling Corporation/Fund:

By:	/s/ Kelli Vanmatre
It’s:	President /Executive Director
	Kelli Vanmatre	Date: 10/15/14

TENANT- GrowGeneration (Pueblo) Corporation:

By:	/s/ Darren Lampert
It’s:
	Darren Lampert	Date: 10/15/14